UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2023

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726		73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)		(IRS Employer Identification No.)
6100 North Western Avenue	Oklahoma City	OK	73118
(Address of principal executive offices)			(Zip Code)
	(405)	848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CHK	The Nasdaq Stock Market LLC
Class A Warrants to purchase Common Stock	CHKEW	The Nasdaq Stock Market LLC
Class B Warrants to purchase Common Stock	CHKEZ	The Nasdaq Stock Market LLC
Class C Warrants to purchase Common Stock	CHKEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01 Regulation FD Disclosure.

On January 18, 2023, Chesapeake Energy Corporation (“Chesapeake”) issued a press release announcing its entry into the Purchase Agreement (as defined below). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information contained in this press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On January 17, 2023, Chesapeake and its wholly owned subsidiary, Brazos Valley Longhorn, L.L.C., a Delaware limited liability company, entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with WildFire Energy I LLC (“Purchaser”) to sell the Brazos Valley region of its Eagle Ford asset (the “Transaction”). Under the terms of the Purchase Agreement, Chesapeake has agreed to sell approximately 377,000 net acres and approximately 1,350 wells, along with related property, plant and equipment.

Under the terms and conditions of the Purchase Agreement, which has an economic effective date of October 1, 2022, the aggregate consideration to be paid to Chesapeake in the Transaction will consist of $1,425,000,000, comprised of (i) cash in the amount of $1,200,000,000, due at the closing of the Transaction, subject to certain purchase price adjustments and (ii) unless earlier accelerated pursuant to the terms of the Purchase Agreement, cash in the amount of $60,000,000 due on each of March 1, 2024, March 1, 2025 and March 1, 2026 and $45,000,000 due on March 1, 2027. Pursuant to the Purchase Agreement, upon the execution of the Purchase Agreement, Purchaser deposited $142,500,000 into escrow, which will be credited toward the cash consideration payable at the closing of the Transaction.

The Purchase Agreement provides that the closing of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including, among others, (a) the accuracy of the representations and warranties of each party (subject to specified materiality standards and customary qualifications), (b) compliance by each party in all material respects with their respective covenants, (c) the absence of any governmental litigation related to the Transaction and (d) the expiration or termination of all waiting periods imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Document Description
99.1	Chesapeake Energy Corporation press release dated January 18, 2023.
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ MOHIT SINGH
Mohit Singh
Executive Vice President and Chief Financial Officer
Date:  January 18, 2023